Exhibit 99.1

Wave Announces Additional $1,648,400 Stock Offering

Lee, MA–July 22, 2009 — Wave Systems Corp. (NASDAQ: WAVX), a leading developer of trusted computing solutions and services, announced that it is selling to investors 1,791,738 shares of its Class A common stock at a price of $0.92 per share, yielding gross proceeds of $1,648,400.  Investors in the offering will also receive warrants to purchase an aggregate of 895,868 shares of Wave’s Class A common stock for $1.155 per share.  The warrants will be exercisable for a five-year period beginning on the sixth-month anniversary of the date of issuance.  The net proceeds of the financing will be used to fund Wave’s ongoing operations.  This transaction is in addition to, and pursuant to the same terms as, the $3,172,199 transaction announced by Wave on July 17, 2009.  The total amount being raised in the two transactions is $4,820,599.

ROTH Capital Partners acted as placement agent in connection with the offering.  The shares and the shares underlying the warrants in this offering are being issued under a $25 million shelf registration statement declared effective by the Securities and Exchange Commission on June 23, 2008.  A prospectus supplement related to the public offering will be filed with the Securities and Exchange Commission.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About ROTH Capital Partners

ROTH is a full service investment banking firm dedicated to advising public and private emerging growth companies.  Headquartered in Newport Beach, California, ROTH offers a wide array of services to both corporate and institutional clients including: initial public offerings, follow-ons, mergers and acquisitions, SPACs, PIPEs, private placements, investment research and institutional sales and trading.  For more information, visit www.roth.com.

About Wave Systems Corp.

Wave provides software to help solve critical enterprise PC security challenges such as strong authentication, data protection, network access control and the management of these enterprise functions. Wave is a pioneer in hardware-based PC security and a founding member of the Trusted Computing Group (TCG), a consortium of more than 100 companies that forged open standards for hardware security. Wave’s EMBASSY® line of client- and server-side software leverages and manages the security functions of the TCG’s industry standard hardware security chip, the Trusted Platform Module (TPM). TPMs are included on an estimated 300 million PCs and are standard equipment on many enterprise-class PCs shipping today. Using TPMs and Wave software, enterprises can substantially and cost-effectively strengthen their current security solutions. For more information about Wave and its solutions, visit http://www.wave.com.

Safe Harbor for Forward-Looking Statements

Except for the statements of historical fact, the information presented herein constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include general economic and business conditions, the ability to fund operations, the ability to forge partnerships required for deployment, changes in consumer and corporate buying habits, chip development and production, the rapid pace of change in the technology industry and other factors over which Wave Systems Corp. has little or no control.  Wave Systems assumes no obligation to publicly update or revise any forward-looking statements.

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Contact:
Gerard T. Feeney, CFO
Wave Systems Corp.
info@wavesys.com
413-243-1600